Exhibit 5.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800

June 10, 2019

MYnd Analytics, Inc.

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to MYnd Analytics, Inc., a Delaware corporation (“MYnd”), in connection with (A) the proposed issuance of shares (the “Merger Shares”) of MYnd’s common stock, $0.001 par value per share (the “MYnd Common Stock”), in connection with the merger of Athena Merger Subsidiary Inc. (“Merger Sub”), a Delaware corporation and a direct, wholly-owned subsidiary of MYnd, with and into Emmaus Life Sciences, Inc., a Delaware corporation (“Emmaus”), with Emmaus continuing as the surviving company and becoming a direct, wholly owned subsidiary of MYnd (“Merger”), pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 4, 2019 by and among MYnd, Merger Sub, and Emmaus (as may be amended from time to time, the ”Merger Agreement”) (B) shares of MYnd Common Stock (the “Derivative Shares,” and together with the Merger Shares, the “Shares”) issuable upon the exercise or conversion of certain currently outstanding derivative securities of Emmaus which are to be assumed by MYnd upon consummation of the transactions contemplated by Merger Agreement. The Shares are included in a registration statement on Form S-4 (as amended through the effective date thereof, the “Registration Statement”) filed by MYnd with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus/consent solicitation, other than as expressly stated herein with respect to the issuance of the Shares.

In acting as counsel for MYnd and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of MYnd, agreements and other instruments, certificates of officers and representatives of MYnd, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

On the basis of the foregoing, we are of the opinion that the Merger Shares and the Derivative Shares have been duly authorized and the Merger Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable shares of MYnd Common Stock, and the Derivative Shares, when issued and delivered in accordance with the terms of the instruments pursuant to which such Derivative Securities were granted and which will be assumed by MYnd in connection with the transactions contemplated by the Merger Agreement, will be validly issued, fully paid and non-assessable shares of MYnd Common Stock.

We express no opinion with respect to laws other than those of the federal law of the United States of America and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus/consent solicitation constituting part of the Registration Statement, including any amendments and supplements to the foregoing. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Dentons US LLP
Dentons US LLP